UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

February 15, 2011

Date of Report (Date of earliest event reported)

NYSE Euronext

(Exact name of registrant as specified in its charter)

Delaware	001-33392	20- 5110848
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Wall Street New York, New York		10005
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 656-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 15, 2011, NYSE Euronext, a Delaware corporation (“NYSE Euronext”), and Deutsche Börse AG, a company organized under the laws of the Federal Republic of Germany (“Deutsche Börse”), entered into a Business Combination Agreement, dated as of February 15, 2011 (the “Business Combination Agreement”), pursuant to which they agreed to combine their respective businesses and become subsidiaries of a newly formed Dutch holding company (the “Transaction”).

Under the terms of the Business Combination Agreement, Alpha Beta Netherlands Holding N.V., a newly created holding company organized under the laws of the Netherlands, (“Holding”), shall make a public tender offer to acquire all of the issued and outstanding ordinary shares of Deutsche Börse (the “Offer”). In the Offer, Deutsche Börse shareholders will be asked to tender each of their Deutsche Börse ordinary shares in exchange for one ordinary share of Holding. Immediately following the acquisition of validly tendered Deutsche Börse shares pursuant to the Offer, Pomme Merger Corporation, a wholly owned Delaware subsidiary of Holding, will merge with and into NYSE Euronext, with NYSE Euronext surviving as a wholly owned subsidiary of Holding (the “Merger”). In the Merger, each share of NYSE Euronext common stock will be converted into the right to receive 0.47 of a Holding ordinary share. Assuming that all Deutsche Börse shares are tendered into the Offer, it is expected that the former Deutsche Börse shareholders would own 60% of the equity of Holding, and the former NYSE Euronext shareholders would own 40% of the equity of Holding, on a fully diluted basis. As a result of the Offer and the Merger, each of Deutsche Börse and NYSE Euronext will become a subsidiary of Holding.

After the Transaction, Holding’s ordinary shares are expected to be listed on the New York Stock Exchange, the Frankfurt Stock Exchange and Euronext Paris. The combined company is expected to have dual headquarters located in New York and Frankfurt, with key businesses, infrastructure and executives located in Paris, London, Luxembourg and other locations.

Under the terms of the Business Combination Agreement, Reto Francioni, who is currently Chief Executive Officer of Deutsche Börse, will become the Chairman of Holding, and Duncan Niederauer, who is currently Chief Executive Officer of NYSE Euronext, will become the Chief Executive Officer of Holding. The Board of Directors of Holding will consist of 17 directors, seven of whom are to be designated by NYSE Euronext (including the CEO of Holding) and 10 of whom are to be designated by Deutsche Börse (including the Chairman of Holding). The companies have agreed to a balanced governance structure to be implemented through Holding’s Articles of Association, Rules for the Board of Directors and Rules for the Global Executive Committee. The Global Executive Committee will consist of members drawn equally from NYSE Euronext and Deutsche Börse.

The Business Combination Agreement contains mutual customary representations and warranties of NYSE Euronext and Deutsche Börse relating to their respective businesses and public filings. Additionally, the Business Combination Agreement provides for customary pre-closing covenants, including the obligation of NYSE Euronext and Deutsche Börse to conduct their businesses in the ordinary and usual course consistent with past practice and to refrain from taking certain actions without receiving consent of the other party.

Completion of the Transaction will be subject to the satisfaction (or waiver, if legally permitted) of conditions, including: (a) approval of the Merger by holders of a majority of the outstanding shares of NYSE Euronext common stock, (b) the tender in the Offer of at least 75% of the outstanding Deutsche Börse shares, (c) approval by requisite governmental regulators and authorities, including approvals under applicable competition laws and approval by the relevant exchange regulators and, if required, approval by the Committee on Foreign Investments in the United States (CFIUS) under the Exon-Florio Amendment, (d) the listing of the Holding ordinary shares on the New York Stock Exchange, the Frankfurt Stock Exchange and Euronext Paris, (e) the absence of certain governmental proceedings, (f) absence of any law or order prohibiting the completion of the Transaction, (g) the receipt of certain tax rulings and (h) that there has been no material adverse effect on either NYSE Euronext or Deutsche Börse as judged by a third-party independent expert.

The Business Combination Agreement, including the forms of Holding’s Articles of Association, Rules for the Board of Directors and Rules for the Global Executive Committee, is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to such documents.

ITEM 8.01	OTHER EVENTS

On February 15, 2011, the Wall Street Journal published on its website an interview with Duncan Niederauer, Chief Executive Officer of NYSE Euronext. The text of the interview is attached hereto as Exhibits 99.1 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit Number	Description

2.1	Business Combination Agreement, dated as of February 15, 2011, by and among NYSE Euronext, Deutsche Börse AG, Alpha Beta Netherlands Holding N.V. and Pomme Merger Corporation.†

99.1	Wall Street Journal interview with Duncan Niederauer, Chief Executive Officer of NYSE Euronext, dated February 15, 2011 (solely furnished and not filed for purposes of Item 8.01).

† Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. NYSE Euronext hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYSE Euronext

Dated: February 16, 2011	By:	/s/ Janet L. McGinness
	Name:	Janet L. McGinness
	Title:	Senior Vice President & Corporate Secretary

Exhibit Index

Exhibit Number	Description

2.1	Business Combination Agreement, dated as of February 15, 2011, by and among NYSE Euronext, Deutsche Börse AG, Alpha Beta Netherlands Holding N.V., and Pomme Merger Corporation.†

99.1	Wall Street Journal interview with Duncan Niederauer, Chief Executive Officer of NYSE Euronext, dated February 15, 2011 (solely furnished and not filed for purposes of Item 8.01).

† Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. NYSE Euronext hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.